Exhibit 99.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”) is entered into this 31st day of January, 2014, by and between Hal B. Heyer, M.D. hereinafter referred to as “Purchaser”, and J. Chad Guidry, hereinafter referred to as “Seller”.

WHEREAS, Seller is currently the sole Officer/Director of ATVRockN (the “Company”), a Nevada corporation, that is fully reporting with the U.S. Securities and Exchange Commission and is traded on the “Over-the-Counter Bulletin Board" under the ticker symbol “ATVK;”

WHEREAS, Seller is also the shareholder of record owning 66,000,000 unregistered restricted control common shares, par value $0.001, of the Company (hereinafter referred to as “Selling Shares”) out of the 66,500,000 common shares issued and outstanding;

WHEREAS, Seller agrees to resign his positions as officer and director and appoint a new director(s)/officer(s) prior to his resignation via Board Resolution to take effect when it is mutually agreeable to the Purchaser;

WHEREAS, in anticipation of such change in control of the Company, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser 66,000,000 of his Selling Shares for $100,000;

WHEREAS, the purchase includes the purchase of the 66,000,000 Selling Shares, the pay-off of all debts and liabilities owed by ATVRockN, and legal/escrow fees associated with this transaction;

WHEREAS, upon close of this transaction, the new Officers and Directors of the Company will be responsible for corporate filings with the State of Nevada and the U.S. Securities and Exchange Commission; and

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Purchase of Selling Shares. Subject to the terms and conditions set forth herein, Seller will sell the Selling Shares to Purchaser, and at the date of closing of the purchase and sale (the “Effective Date”) will deliver to Purchase a stock certificate or certificates for the Selling Shares, registered in the Purchaser’s name. If for any reason, the stock or the funds to purchase the stock are not deposited into the Thomas C. Cook Client Trust Account by January 31, 2014, this agreement becomes null and void, unless mutually extended by both parties.

2. Purchase Price. Purchaser shall pay to Seller the sum of One Hundred Thousand ($100,000) Dollars and other good and valuable consideration for such Selling Shares (hereinafter referred to as the “Purchase Price”). The Purchase price includes the Selling Shares, all debts and liabilities owed by ATVRockN and any legal/escrow fees.

3. Representations and Warranties.

In order to induce the Purchaser to enter into this Agreement and complete its transactions contemplated hereunder, Seller represents and warrants to Purchaser that:

a)      ATVK was and remains duly incorporated and validly existing under the laws of the State of Nevada;

b)      the authorized capital of ATVK consists of 185,000,000 common shares with a par value of $0.01 per share and 15,000,000 preferred shares, of which: 1) 66,500,000 common shares; 2) 25,000 Preferred Stock Series B shares; and 3) 1,250,000 Convertible Preferred Stock Series A shares were validly authorized, created, allotted, issued and outstanding as fully paid and non-assessable shares as of the Effective Date;

c)      other than as contemplated in this Agreement, no further "securities" as described by the U.S. Securities and Exchange Commission (“the Act") of ATVK will be issued after the Effective Date, and there are no commitments, plans or arrangements of any kind whatsoever to issue any securities of ATVK, nor are there any outstanding options, warrants, convertible securities (with the exception of the 1,250,000 registered Preferred Series A stock) or other rights of any kind whatsoever calling for the issuance of any of the unissued shares of ATVK;

d)     Seller has good and marketable title to the Selling Shares, and the Purchaser will receive the Selling Shares free and clear of any liens or encumbrances;

e)      Seller has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein, and the sale of the Selling Shares to Purchaser will not violate any other agreement or instrument to which Seller is a party or by which the Selling Shares are bound;

f)       the common shares of ATVK are currently quoted on the OTC Bulletin Board under the symbol “ATVK.”

g)      ATVK is in material compliance with all applicable laws including, without limitation, all applicable U.S. securities laws, and all of the filing made by ATVK with the U. S. Securities and Exchange Commission are true, correct and complete in all material aspects;

h)      ATVK is in compliance with all applicable tax laws, and all IRS filings are current with no tax liability due;

i)        the documents of ATVK have not been altered since the incorporation of ATVK;

j)        there has been no material adverse change to the financial position of ATVK since November 30, 2013, as set forth in its financial statements as filed on Form 10-Q with the United States Securities and Exchange Commission, which financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods;

k)      the ATVK Statements disclose all material financial transactions of ATVK since its date of incorporation and such transactions have been fairly and accurately recorded; further, the Company has no liens, encumbrances and no pending litigation or lawsuits current nor threatened as of the Effective Date;

l)        there are no material financial liabilities of ATVK, whether primary, secondary, direct, indirect, absolute, contingent or otherwise, under or in respect of any contract, agreement, arrangement, commitment or undertaking which are not disclosed or reflected in the ATVK Statements except for liabilities arising in the ordinary course since the date thereof;

m)    ATVK will not enter into any indenture, merger, acquisition, mortgage, agreement, lease, license, employment contracts or other instrument(s) of any kind whatsoever during the transition period of the sale of the Selling Shares, without the written consent of the Purchaser;

n)      ATVK does not currently have any employees or any compensation arrangements with any employees, independent consultants or consultants;

o)      no payments of any kind whatsoever have been made or will be authorized by ATVK directly or indirectly to or on behalf of any of its shareholders, or any of its directors or officers;

p)      there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever effecting ATVK nor any employment claims pending.

4. Resignations: Successors. Seller agrees to retain his positions as officer and director to help the Company transition to new ownership, at such time, the Seller agrees to resign his positions and appoint the new director(s) via Board Resolution to take effect when it is agreeable to the Purchaser.

5. Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.

If to Purchaser, to:

c/o Hal B. Heyer, M.D.

214 N. 34th Avenue East

Duluth, MN 55804

If to Seller, to:

c/o J. Chad Guidry

1813 Winners Cup Drive

Las Vegas, Nevada 89117

6. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

7. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Purchaser and Seller.

8. Waiver of Compliance; Consents.

8.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

9. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10. Attorneys’ Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

12. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

12. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

14. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

15. Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

16. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’ fees).

17. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same Facsimile copies may act as originals.

IN WITNESS WHEREOF, the parties hereto have set their hands this 31st day of January, 2014.

Seller:	Purchaser:

/s/ J. Chad Guidry	/s/ Hal B. Heyer, M.D.
J. Chad Guidry	Hal B. Heyer, M.D.